Exhibit 10.2

Execution Version

AMENDMENT No. 4, dated as of August 18, 2017 (this “Amendment”), to the Credit Agreement dated as of April 6, 2012, among THE CONTAINER STORE, INC., a Texas corporation (the “Borrower”), the Guarantors party thereto, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”) and Collateral Agent, and the other parties thereto (as amended, restated, modified and supplemented from time to time, the “Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement, as amended hereby.

WHEREAS, the Borrower desires to amend the Credit Agreement to, among other things, extend the Initial Maturity Date, on the terms set forth herein; and

WHEREAS, Section 11.01 of the Credit Agreement provides that the relevant Loan Parties and the Lenders may amend the Credit Agreement and the other Loan Documents for certain purposes;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.                                           Amendments.  The Credit Agreement is, effective as of the Amendment No. 4 Effective Date (as defined below), hereby amended as follows:

(a)                                 Additional Definitions.  Section 1.01 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:

“Amendment No. 4” means Amendment No. 4 to this Agreement, dated as of August 18, 2017, by and among the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent and the Lenders party thereto.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate, provided that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)                                 Amended Definitions.  The following definitions contained in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read in full as follows:

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the LIBO Rate for any day shall be based on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding).  Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the LIBO Rate, respectively.

“Defaulting Lender” means any Lender that (a) has failed, within one (1) Business Day of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Loan Party any other amount required to be paid by it hereunder; (b) has notified the Borrower or any Loan Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit; (c) has failed, within one (1) Business Day after request by the Administrative Agent or a Loan Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Loan Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent; or (d) has (or whose bank holding company has) (i) been placed into receivership, conservatorship or bankruptcy or (ii) become the subject of a Bail-In Action; provided that a Lender shall not become a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or Person controlling such Lender or the exercise of control over a Lender or Person controlling such Lender by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower, each L/C Issuer, the Swing Line Lender and each Lender.

“Initial Maturity Date” means the earlier of (a) August 18, 2022 and (b) May 20, 2021 if any portion of the Term Obligations remains outstanding on such date which has not been refinanced with (i) Permitted Refinancing Indebtedness with a final maturity date that is no earlier than ninety (90) days after the date in clause (a) of this definition of “Initial Maturity Date” or (ii) Subordinated Indebtedness.

(c)                                  Deleted Definitions.  The definition of “Federal Funds Rate”  and “Public Market” contained in Section 1.01 of the Credit Agreement are hereby deleted from the Credit Agreement in their entirety.

(d)                                 Replacement of Defined Term.  Each reference to the term “Federal Funds Rate” appearing in Sections 2.03(c)(vi), 2.03(d)(ii), 2.04(c)(iii), 2.04(d)(ii), 2.12(b)(i), 2.12(b)(ii), 2.14(b) and 11.05 of the Credit Agreement is hereby replaced with the term “Federal Funds Effective Rate”.

(e)                                  Amendment to Section 2.03. Section 2.03(a) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(a)                                 The Letter of Credit Commitment.

(i)                                     Subject to the terms and conditions set forth herein, (A) in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) each L/C Issuer (I) to the extent the Outstanding Amount of the L/C Obligations shall not exceed $20,000,000, agrees to and (II) to the extent the Outstanding Amount of the L/C Obligations shall exceed $20,000,000, may, but shall have no obligation to, from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, issue Letters of Credit for the account of the Borrower and the Subsidiary Guarantors, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b) below, and (2) each L/C Issuer agrees to honor drawings under such Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of such Loan Parties and any drawings thereunder; provided, that, after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the lesser of the Aggregate Commitments or the Borrowing Base, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(f)                                   Amendment to Section 2.04. Section 2.04(a) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(a)                                 The Swing Line.  Subject to the terms and conditions set forth herein, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, the Swing Line Lender (I) to the extent the Outstanding Amount of the Swing Line Loans shall not exceed $10,000,000, agrees to and (II) to the extent the Outstanding Amount of the Swing Line Loans shall exceed $10,000,000, may elect, but shall have no obligation, to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the lesser of (A) the Aggregate Commitments, or (B) the Borrowing Base, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each Swing Line Loan shall bear interest only at a rate based on the Base Rate.  Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(g)                                  Amendment to Article XI. Article XI of the Credit Agreement is hereby amended by adding a new Section 11.21 immediately after Section 11.20 thereto, which such section shall read in its entirety as follows:

Section 11.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.   Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                               the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 2.                                           Representations and Warranties, No Default.  In order to induce each Lender to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each of the Loan Parties represents and warrants to each Lender that:

(a)                                 After giving effect to this Amendment, each of the representations and warranties in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date; and

(b)                                 At the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Section 3.                                           Effectiveness.  Section 1 of this Amendment shall become effective on the date (such date, if any, the “Amendment No. 4 Effective Date”) that the following conditions have been satisfied:

(a)                                 Counterparts.  The Administrative Agent shall have received executed signature pages hereto from the Borrower, the Guarantors and each Lender;

(b)                                 Lender Fees.  The Borrower shall pay to the Administrative Agent, for the account of each Lender in accordance with each Lender’s Applicable Percentage, a non-refundable upfront fee as separately agreed upon in a fee letter between the Borrower and the Administrative Agent;

(c)                                  Other Fees and Expenses.  The Borrower shall have paid, to the extent invoiced prior to the Amendment No. 4 Effective Date, all reasonable out-of-pocket expenses of the Administrative Agent in connection with this Amendment and the transaction contemplated hereby (including the reasonable fees and expenses of Vinson & Elkins L.L.P., counsel to the Administrative Agent);

(d)                                 Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of each Loan Party dated the Amendment No. 4 Effective Date (a) either (i) attaching Organization Documents for such Loan Party or (ii) certifying that the Organization Documents previously delivered to the Administrative Agent by such Loan Party have not been amended and are in full force and effect, (b) attaching the resolutions of such Loan Party’s board of managers, members or equivalent governing body, authorizing the execution, delivery and performance of this Amendment, and certifying that such resolutions are in full force and effect, (c) attaching an incumbency certificate evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment, (d) certifying that after giving effect to this Amendment, each of the representations and warranties in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, (e) certifying that at the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and (d)(i) certifying that the Borrower is concurrently consummating that certain Amendment No. 4 to the Term Loan Credit Agreement (the “Term Loan Amendment”) and (ii) attaching a fully-executed copy of the Term Loan Amendment;

(e)                                  Good Standing Certificates. The Administrative Agent has received a good standing or active status certificate of each Loan Party in its jurisdiction of incorporation or organization; and

(f)                                   Opinion of Counsel.  The Administrative Agent shall have received an executed legal opinion from Latham & Watkins LLP with respect to this Amendment, such legal opinion to be in form and substance reasonably satisfactory to the Administrative Agent.

Section 4.                                           Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Amendment by fax or other electronic transmission (e.g., “.pdf”) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5.                                           Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Section 6.                                           Headings.  Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

Section 7.                                           Effect of Amendment.  Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document.  Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect.  Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the validity of the Liens granted by it pursuant to the Collateral Documents.  This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Amendment No. 4 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment.  Each of the Loan Parties hereby (i) consents to this Amendment, (ii) confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended hereby and (iii) agrees that all security interests granted by it pursuant to any Loan Document shall secure the Credit Agreement as amended by this Amendment.

Section 8.                                           Submission To Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally agrees that Section 11.14 of the Credit Agreement is incorporated herein mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

THE CONTAINER STORE, INC., as Borrower

By:	/s/ Jodi Taylor
Jodi Taylor
Chief Financial Officer and Secretary

THE CONTAINER STORE GROUP, INC., and
TCS GIFT CARD SERVICES, LLC,
each as a Guarantor

By:	/s/ Jodi Taylor
Jodi Taylor
Chief Financial Officer and Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 4 - THE CONTAINER STORE, INC.]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Collateral Agent and as Lender

By:	/s/ Jon Eckhouse
Jon Eckhouse
Authorized Officer

[SIGNATURE PAGE TO AMENDMENT NO. 4 - THE CONTAINER STORE, INC.]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Robert C. Chakarian
Robert C. Chakarian
Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 4 - THE CONTAINER STORE, INC.]